UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 21, 2006

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16501	73-1541378
(Commission File Number)	(IRS Employer Identification No.)

6120 S. Yale, Suite 1480, Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 488-0828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Interim DIP Financing.

As previously announced, on September 28, 2006, Global Power Equipment Group Inc. (the “Company”) and all of its U.S. subsidiaries (collectively, the “Debtors”), filed voluntary petitions for reorganization under chapter 11 of title 11, United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On November 21, 2006, the Bankruptcy Court entered an interim order, subject to approval on a final basis at a hearing scheduled for December 11, 2006, authorizing the Company and its subsidiary, Williams Industrial Services Group, L.L.C. (“Williams”), to enter into a Post-Petition Superpriority Credit Agreement (the “DIP Credit Agreement”) with Bank of America, N.A., as administrative agent and L/C issuer, and each lender from time to time party thereto. The DIP Credit Agreement provides for the issuance of letters of credit under the facility in face amounts up to $10,000,000, but is not permitted to exceed $2,500,000 in the aggregate until the interim order is superseded by a final order of the Bankruptcy Court.

The letter of credit facility will be used solely to support post-petition surety bonds and other obligations of Williams and its subsidiaries required as a condition to their entering into new contracts or due to surety bonding security requirements.

Williams is required to pay a letter of credit fee for each issued letter of credit equal to 4% per annum times the daily amount available to be drawn under such letter of credit computed on a monthly basis in arrears. In addition, Williams is required to pay a fronting fee of 0.25% per annum times the daily amount available to be drawn under such letter of credit computed on a monthly basis in arrears.

In the DIP Credit Agreement, Williams has made certain representations and warranties to the lenders thereunder. In addition, the DIP Credit Agreement provides that, the Company and its subsidiaries are subject to certain reporting requirements and financial and other covenants. The DIP Credit Agreement restricts the Company’s and its subsidiaries’ ability to incur additional indebtedness or to permit any of it properties or assets to be encumbered by liens. The DIP Credit Agreement also restricts the Company’s and its subsidiaries’ ability to make certain types of payments relating to its capital stock, including the declaration or payment of dividends. Consolidations, mergers and sale of assets are also restricted, as is the Company’s and its subsidiaries’ ability to purchase assets and make investments. The covenants also restrict transactions with the Company’s and its subsidiaries’ affiliates and require Williams to maintain certain minimum EBITDA levels.

Unless extended, the commitments under the DIP Credit Agreement will terminate March 31, 2007 or such earlier date as provided in the DIP Credit Agreement.

A copy of the press release announcing, among other things, the $10 million interim DIP credit facility is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Interim DIP Financing set forth under “Interim DIP Financing” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d) and (e).

Resignations of Larry Edwards and James P. Wilson.

On November 21, 2006, the Company issued a press release announcing that Larry Edwards had resigned as President and Chief Executive Officer of the Company. Mr. Edwards will continue as non-executive Chairman of the Board of Directors of the Company. On the same date, the Company also reported that James P. Wilson had resigned as Vice President of Finance and Chief Financial Officer of the Company. These resignations are each effective as of November 21, 2006. A copy of the press release announcing, among other things, these changes is attached to this Current Report on Form 8-K as Exhibit 99.2.

Appointment of John M. Matheson.

Also on November 21, 2006, the Company announced that the Board of Directors had appointed John M. Matheson as President and Chief Executive Officer of the Company. Mr. Matheson, who previously served as the Company’s Executive Vice President and Chief Operating Officer, replaces Larry Edwards. Mr. Matheson was also named a member of the Company’s Board of Directors, effective November 21, 2006.

Mr. Matheson, age 40, joined the Company in November 2001 and has served the Company in several other senior roles within the Company, including Senior Vice President of the Company, Executive Vice President, Operations of the Company’s Auxiliary Power segment, and as the Company’s general counsel and secretary. Mr. Matheson was responsible for many of the Company’s key strategic initiatives, including mergers and acquisitions and the corporate operations in Asia. He led the restructuring of the Auxiliary Power segment and the acquisitions of Williams Industrial Services Group and Deltak Power Equipment (China). From 1999 to 2001, Mr. Matheson served as Senior Attorney for The Williams Companies, an international energy and telecommunications company, where he was responsible for mergers, acquisitions and securities law matters. Formerly, he was a shareholder with the law firm of Conner & Winters, P.C., in Tulsa, Oklahoma, and was a Certified Public Accountant with Price

Waterhouse. Mr. Matheson is a graduate of the Advanced Management Program of Harvard Business School, holds a Juris Doctorate from Georgetown University Law Center and a degree with Highest Honors from the University of Oklahoma School of Business.

Also on November 21, 2006, the Company entered into a three year Employment Agreement with Mr. Matheson. Pursuant to Mr. Matheson’s Employment Agreement, Mr. Matheson will earn a base salary of $360,000 per year and will participate in (i) the Company’s employee benefit programs and (ii) the Company’s Management Incentive Compensation Plans, under which he will be eligible for a 80% target bonus (with the actual bonus ranging from 40% to 160%) or, in the event a Management Incentive Compensation Plan is not in effect for any calendar year, to receive substantially the same bonus opportunities as existed during the prior calendar year. In the event Mr. Matheson’s employment is terminated early by Mr. Matheson for Good Reason (as defined in the Form of Employment Agreement) or by the Company without Cause (as defined in the Form of Employment Agreement), he will be entitled, subject to any applicable provisions of the United States Bankruptcy Code, to receive (i) his base salary for a 12-month period or, if more than 12 months remain in the initial three year employment term on the date of termination, through the expiration of the initial term and (ii) if termination occurs more than three months after commencement of a new bonus year, a portion of the bonus earned for the year in which the termination occurred determined on a pro rata basis based on the number of days of such year employed. Mr. Matheson may not compete with the businesses of the Company for a one year period following his termination.

Appointment of Michael E. Hanson.

Also on November 21, 2006, the Company appointed Michael E. Hanson as Chief Financial Officer and Vice President of Finance, replacing James P. Wilson. Mr. Hanson, age 36, who joined the Company in November 2003, previously served as the Company’s Chief Accounting Officer and prior to that, as the Company’s Corporate Controller. Before joining the Company, he was financial controller at Xeta Technologies, a provider of communications solutions and services, from December 2000 to October 2003, as well as an audit manager at Arthur Andersen LLP. A Certified Public Accountant, Mr. Hanson holds a B.S. in Accounting from the University of Tulsa.

On the same date, the Company entered into a two year Employment Agreement with Mr. Hanson. Pursuant to Mr. Hanson’s Employment Agreement, Mr. Hanson will earn a base salary of $220,000 per year and will be entitled to participate in (i) the Company’s employee benefit programs and (ii) the Company’s Management Incentive Compensation Plans, under which he will be eligible for a 55% target bonus (with the actual bonus ranging from 27.5% to 110%) or, in the event a Management Incentive Compensation Plan is not in effect for any calendar year, to receive substantially the same bonus opportunities as existed during the prior calendar year. In the event Mr. Hanson’s employment is terminated early by Mr. Hanson for Good Reason (as defined in the Form of Employment Agreement) or by the Company without Cause (as defined in the Form of Employment Agreement), he will be entitled, subject to any applicable provisions of the United States Bankruptcy Code, to receive (i) his base salary for a 12-month period or, if more than 12 months remain in the initial two year employment term on the date of termination, through the expiration of the initial term and (ii) if termination occurs more than three months after commencement of a new bonus year, a portion of the bonus earned for the year in which the termination occurred determined on a pro rata basis based on the number of days of such year employed. Mr. Hanson may not compete with the businesses of the Company for a one year period following his termination.

Form of Employment Agreement.

On November 21, 2006, the Board of Directors of the Company approved a new form of Employment Agreement (the “Form of Employment Agreement”) to be entered into on such date and in the future by and between each of the Company’s executive officers and their respective employing company. A copy of the Form of Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference as though fully set forth herein. The primary differences between the Form of Employment Agreement and the form of employment agreement previously utilized by the Company relate to changes resulting from Section 409A of the Internal Revenue Code of 1986, as amended, including the deletion of the six-month delay in the payment of severance benefits, if any, and a reference to severance benefits, if any, being subject to any applicable provisions of the United States Bankruptcy Code. The Form of Employment Agreement sets forth the executive’s base salary and provides for participation in (i) the Company’s employee benefit programs and (ii) the Company’s Management Incentive Compensation Plans, including the target bonus and range of possible bonuses thereunder. The Form of Employment Agreement also provides that, in the event the executive’s employment is terminated by the Company without Cause (as defined in the Form of Employment Agreement) or by the executive for Good Reason (as defined in the Form of Employment Agreement), the executive will be entitled, subject to any applicable provisions of the United States Bankruptcy Code, to receive the executive’s base salary for a 12-month period or, if more than 12 months remain in the initial employment term on the date of termination, through the expiration of the initial employment term. If termination occurs more than three months after commencement of a new bonus year, the Form of Employment Agreement provides that the executive will be entitled to receive a portion of any bonus earned for the year in which termination occurred determined on a pro rated basis based on the number of days of such year employed. Pursuant to the Form of Employment Agreement, the executive may not compete with the businesses of the Company for a one year period following the executive’s termination.

Consulting Agreements.

Subject to the approval of the United States Bankruptcy Court for the District of Delaware, the Company intends to enter into a Consulting Agreement with each of Mr. Edwards and Mr. Wilson in order to have each of them provide transition services to the Company on a project by project basis as requested by the Company. Each Consulting Agreement will be for a term of 6 months, and may be extended only by mutual agreement of the parties documented in writing. Mr. Edwards will be paid a rate of $300 per hour, not to exceed $12,000 per week, in arrears, for services performed. Mr. Wilson will be paid a rate of $150 per hour, not to exceed $6,000 per week, in arrears, for services performed. Each of them will be reimbursed for reasonable business expenses paid or incurred directly in connection with the performance of the Services. Each of them agrees not to compete with the businesses of the Company for a one year period following the date of the Consulting Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

10.1	Form of Employment Agreement with executive officers of the Company

99.1	Press Release dated November 21, 2006, regarding interim DIP financing

99.2	Press Release dated November 21, 2006, regarding Company management changes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL POWER EQUIPMENT GROUP INC.

Date: November 28, 2006	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman
Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
10.1	Form of Employment Agreement with executive officers of the Company

99.1	Press Release dated November 21, 2006, regarding interim DIP financing

99.2	Press Release dated November 21, 2006, regarding Company management changes

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